UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549
                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) December 22, 2004
                                                        -----------------


                            CHEFS INTERNATIONAL, INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)


         0-8513                                              22-2058515
---------------------------                            ----------------------
(Commission File Number)                                   (IRS Employer
                                                        Identification Number)


62 Broadway, Point Pleasant Beach, New Jersey                 08742
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(Address of principal executive office)                     (Zip Code)

                  732-295-0350
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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

                            CHEFS INTERNATIONAL, INC.

                          FORM 8-K - DECEMBER 22, 2004

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On December 22, 2004, the Registrant executed an Agreement and Plan of Merger (the "Merger Agreement") with Lombardi Restaurant Group, Inc. a Delaware corporation ("Acquisition Co."). Pursuant to the Merger Agreement, Acquisition Co. will merge into the Registrant with the Registrant being the surviving entity of the Merger. The purpose of the proposed merger transaction is to convert the Registrant from a publicly owned corporation to a private entity. The proposed Merger is subject to various conditions including the requirement that the holders of a majority of the outstanding shares of the Registrant's Common Stock (the "Common Stock") vote to approve and adopt the Merger Agreement and the terms of the Merger. The Registrant intends to submit the Merger Agreement and the terms of the Merger for a vote of its stockholders during the first quarter of calendar 2005. No assurances can be given that the proposed Merger will be consummated.

         Acquisition Co. was formed for the sole purpose of effecting the Merger. The stockholders of Acquisition Co. are the five Lombardi Brothers and their related entities and two Maschler Brothers who are unrelated to the Lombardi Brothers (collectively the "Continuing Stockholders"). The Lombardi Brothers (Anthony M., Joseph S., Michael F., Robert M. and Stephen F.) hold five of the eight seats on the Registrant's Board of Directors. One of the Lombardi Brothers, Robert M. Lombardi, also serves as the Registrant's Chairman of the Board and President. The Continuing Stockholders own approximately 66% of the outstanding Common Stock. The Lombardi Brothers and their related entities have entered into a number of transactions with the Registrant involving certain of the Registrant's restaurants as more fully described in the Registrant's Annual Reports on Form 10-KSB for the years ended January 25, 2004 and January 26, 2003.

         If the proposed Merger is approved and adopted and if Acquisition Co. is merged into the Registrant;

o    the Registrant will no longer be a public company;

o    the Common Stock will no longer trade in the over-the-counter market;

o    the Continuing Stockholders will own all of the outstanding Common Stock;

o the Common Stock of the Registrant's other stockholders (the "Public Stockholders"), will be cancelled and converted into the right to receive a cash payment of $3.12 per share, without interest, (subject to dissenters' rights); and

o    the  Public   Stockholders   will  no  longer  have  any  interest  in  the
     Registrant's assets or its future earnings or growth, if any.

         The Merger Agreement contains various representations and warranties made by the Registrant to Acquisition Co. and by Acquisition Co. to the Registrant and various conditions to the obligation of each party to complete the Merger. Among the conditions to consummation of the Merger are (a) the requirement that the Merger be approved by affirmative vote of a majority of the stockholders of both the Registrant and Acquisition Co. as required by Delaware Law; (b) the lack of any law, court ruling or agency order directing that the transactions contemplated by the Merger Agreement not be consummated and (c) that the opinion of the investment banking firm engaged by the Special Committee of the Registrant's Board of Directors to render an opinion that the $3.12 per share consideration to be received by the Public Stockholders in the Merger is fair to them from a financial point of view (based upon assumptions made by it, matters considered by it and limitations on its review described in the firm's written opinion), shall not have been withdrawn or revoked. The Merger Agreement also permits Acquisition Co. to elect to terminate the Merger Agreement and the prospective Merger if stockholders of the Registrant exercise their dissenters' rights of appraisal pursuant to Delaware Law with respect to more than an aggregate 392,610 shares of Common Stock.

         The foregoing is a description of some but not all of the provisions of the Merger Agreement and is qualified in its entirety by the provisions of the Merger Agreement filed as Appendix A to the Registrant's Rule 13e-3 Transaction Statement on Schedule 13E-3 filed with the Securities and Exchange Commission on December 23, 2004.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits

         10.2 Agreement and Plan of Merger Between Lombardi Restaurant Group, Inc. and the Registrant dated as of December 22, 2004 (incorporated by reference to Appendix A to the Registrant's Rule 13e-3 Transaction Statement on Schedule 13E-3 filed with the Securities and Exchange Commission on December 23, 2004).

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     CHEFS INTERNATIONAL, INC.
                                                     --------------------------

Dated : December 27, 2004                         By  /s/ Roger A. Tolins
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                                                       Roger A. Tolins
                                                       Counsel
                                                       Duly Authorized